UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Muñoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2018, the Board of Directors (the “Board”) of Popular, Inc. (the “Corporation”) elected Myrna M. Soto to serve as an independent director of the Corporation. The Board also appointed Ms. Soto as a member of the Risk Management Committee of the Board. Ms. Soto’s appointment to the Board and said committee is effective on July 1, 2018.

Ms. Soto is a partner at ForgePoint Capital, a venture capital firm concentrating exclusively on cyber security related companies, where she is a member of its Investment Team. She served as Senior Vice President and Global Chief Information Security Officer of Comcast Corporation, a worldwide media and technology company, from September 2009 to April 2018. Prior to joining Comcast, Ms. Soto served as Vice President of Information Technology Governance and Chief Information Security Officer of MGM Resorts International, a global hospitality company. Ms. Soto has also held a variety of leadership roles in the information technology and security segments of several companies, including Broadspire Services Inc., Royal Caribbean Cruises, and American Express.

Ms. Soto currently serves on the board of directors of Spirit Airlines, Inc., a publicly-traded airline company, and on the board of directors of CMS Energy Corporation, a publicly-traded energy company. Ms. Soto also sits on the Executive Management Committee of the Board of Directors of the Hispanic IT Executive Council, where she is Vice Chair, and on the Board of Trustees of Cabrini University. During the time that she worked at Comcast, she was a Council Member of the Communications Security, Reliability and Interoperability Council of the Federal Communications Commission.

Ms. Soto will receive compensation as a non-employee director in accordance with the Corporation’s non-employee director compensation practices described in the Corporation’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 21, 2018.

There are no arrangements or understandings between Ms. Soto and any other person under which Ms. Soto was appointed as a director of the Corporation and there currently are no related party transactions between Ms. Soto and the Corporation.

In addition, on June 19, 2018, the Compensation Committee revised the compensation of Ignacio Alvarez, President and Chief Executive Officer of the Corporation, effective June 29, 2018. The annualized base salary for Mr. Alvarez was increased from $918,000 to $1,100,000. Mr. Alvarez’s target equity incentive opportunity under the long-term equity incentive was also increased from 185% to 200% of his base salary. The target equity incentive opportunity will continue to be based one-half on restricted stock and one-half on performance shares. All other terms and conditions of Mr. Alvarez’s compensation remain unchanged.

Additional information regarding Mr. Alvarez’s compensation and the Corporation’s compensation plans and programs is contained in the Corporation’s 2018 Proxy Statement.

Item 8.01. Other Events.

On June 19, 2018, the Corporation issued a press release announcing the election of Myrna M. Soto as an independent director of the Corporation. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

The following exhibit shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

99.1	Press release dated June 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: June 19, 2018	By:	/s/ Javier D. Ferrer
Javier D. Ferrer
Executive Vice President, General Counsel and Secretary